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                                  Exhibit H

                          LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that I, STANLEY F. DRUCKENMILLER, hereby make constitute and appoint MICHAEL A SHAY, as my agent and attorney-in-fact for the limited purpose of executing in my name and my personal capacity: (i) all documents relating to the beneficial ownership of securities required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to
Section 13(d) or Section 16(a) of the Securities Exchange Act of 1934 (the "Act") including, without limitation: (a) any acquisition statements on
Schedule 13D, and any amendments thereto, (b) any joint filing agreements pursuant to Rule 13d-1(f) and (c) any initial statements of, statements of changes in, beneficial ownership fo securities or Form 3 or Form 4 and (ii) any information statements on Form 13F required to be filed with the SEC pursuant to
Section 13(f) of the Act.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument this 23rd day of March, 1994.

                                                   Stanley F. Druckenmiller